Execution copy 1 EXHIBIT 10.21 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this “Agreement”), is made and entered into as of April 29, 2016 (the “Effective Date”) by and between Centrue Financial Corporation, a Delaware corporation (the “Company”), and John E. Christy (the “Executive”). RECITALS A. The Executive serves as Executive Vice President and Chief Lending Officer of the Company’s wholly-owned subsidiary, Centrue Bank (the “Bank”). Although this Agreement is between the Company and the Executive, the Executive is employed by the Bank and references to the Company herein constitute references to the Bank where the context so requires. B. The Company and the Executive have made commitments to each other on a variety of important issues concerning the Executive’s employment, including the performance that will be expected of the Executive, the compensation the Executive will be paid, how long and under what circumstances the Executive will remain employed and the financial details relating to any decision that either the Company or the Executive might ever make to terminate this Agreement. C. The Company and the Executive desire to enter into this Agreement as of the Effective Date and as of such date this Agreement shall supersede all terms of any other employment or severance agreement, with the Company or the Bank, providing for benefits similar in nature to those contained herein (a “Prior Agreement”). D. The Company recognizes that circumstances may arise in which a future change of control of the Company through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive, which uncertainty may result in the loss of valuable services of the Executive and the Company and the Company wishes to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change of control. NOW, THEREFORE, in consideration of the premises and of the covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows: AGREEMENT Section 1. Term. The term of this Agreement and the Executive’s employment hereunder (the “Term”) shall be two (2) year(s) commencing on the Effective Date, and, until the third anniversary of the Effective Date, shall automatically be extended for one (1) additional day on each day following the Effective Date, unless and until either party to this Agreement provides written notice of non-renewal to the other party. Following the third anniversary of the Effective Date, the Term shall not be automatically extended and, on or before February 1 of

2 each year, the Company’s board of directors, shall determine whether to extend the Term for one (1) or more additional years and provide written notice to the Executive of its determination no later than such date. Section 2. Position and Duties. The Bank hereby employs the Executive as Executive Vice President and Chief Lending Officer and Executive shall serve in such other senior executive capacity or capacities as shall be mutually agreed between the Bank and the Executive. During the period of the Executive’s employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Company, the Bank, and the other direct and indirect subsidiaries of the Company (together with the Bank, the “Subsidiaries” or a “Subsidiary”). The Executive may (i) engage in charitable and community affairs, so long as such activities are consistent with Executive’s duties and responsibilities to the Company, (ii) manage Executive’s personal investments, and (iii) serve on the boards of directors of other companies with prior written consent the Company. The Executive’s duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Company, as such duties and authority are reasonably defined, modified and delegated from time to time by President & Chief Executive Officer of the Bank to whom the Executive shall report during the Term of this Agreement. The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in the light of such assigned duties. At least annually, the Bank shall evaluate Executive’s performance in accordance with and as described in the Bank’s standard employment policies. Section 3. Compensation. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation, expense reimbursement and other benefits: (a) Base Compensation. The Executive shall receive an aggregate annual minimum Base Salary of $207,500 payable in installments in accordance with the regular payroll schedule of the Bank (“Base Salary”). Such Base Salary shall be subject to review annually commencing in 2016 and shall be maintained or increased (but not decreased) during the Term of this Agreement in accordance with the Company’s established management compensation policies and plans. Executive shall also be eligible for a performance bonus as described in paragraph Section 3(b) below. (b) Performance Bonus. The Executive shall be eligible to receive an annual performance bonus, payable on or before the March 15th immediately following the end of the fiscal year of the Company in an amount not to exceed forty-five percent (45%) of the Executive’s Base Salary for the applicable year. The amount, if any, shall be determined by the Board of Directors of the Company (the “Board”), or the appropriate committee thereof, and shall generally be based on a combination of organization-wide and individual performance criteria. (c) Reimbursement of Expenses. The Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment

3 and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his duties hereunder and shall be entitled to attend seminars, conferences and meetings relating to the business of the Company consistent with the Company’s or the Bank’s established policies in that regard. The reimbursement of expenses are further subject to the provisions of Section 11 of this Agreement. (d) Other Benefits. The Executive shall be entitled to all benefits specifically established for him and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to senior executives of the Company and the Bank, including, but not limited to, pension, profit-sharing, supplemental retirement, incentive compensation, bonus, disability income, group life medical and hospitalization insurance, director and officer liability insurance and similar or comparable plans, and also to perquisites extended to similarly situated senior executives, provided, however, that such plans, benefits and perquisites shall be no less than those made available to all other employees of the Company and the Bank. (e) Vacations. The Executive shall be entitled to annual paid time off (“PTO”) which shall accrue each calendar year and which shall be taken at a time or times mutually agreeable to the Company and the Executive; provided, however, that the Executive shall be entitled to at least twenty-five (25) PTO days annually. (f) Withholding. The Company shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes which it is from time to time required to withhold. The Company shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding. (g) Stock Awards. During the Term, the Executive shall be eligible to participate in the Centrue Financial Corporation 2015 Stock Compensation Plan or any other stock compensation plan, as determined by the Board or the Compensation Committee of the Board, in its discretion. At least annually the Board shall consider whether to make an award to Executive under such plans. (h) Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). Section 4. Confidentiality and Loyalty. The Executive acknowledges that during the course of his employment he may produce and have access to material, records, data, trade secrets and information not generally available to the public regarding the Company and its Subsidiaries (collectively, “Confidential Information”). Accordingly, during the Term and during the Restrictive Period (defined below), the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information,

4 except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Company, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the business of the Company and its Subsidiaries which the Executive shall prepare or use, shall be and remain the sole property of the Company, shall not be removed from the premises of the Company or its Subsidiaries, as the case may be, without the written consent of the Company’s President and Chief Executive Officer, except as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder, and shall be promptly returned to the Company upon termination of the Executive’s employment hereunder. The Executive agrees to abide by the reasonable policies of the Company, as in effect from time to time, respecting avoidance of interests conflicting with those of the Company and its Subsidiaries. Section 5. Termination. (a) Termination Without Cause. Either the Company or the Executive may terminate this Agreement and the Executive’s employment hereunder for any reason by delivering written notice of termination to the other party no less than thirty (30) days before the effective date of termination, which date will be specified in the notice of termination. (b) Voluntary Termination by the Executive. If the Executive voluntarily terminates his employment under this Agreement other than pursuant to Section 5(d) (Constructive Discharge) or Section 5(h) (Termination Upon Change of Control), then the Company shall only be required to pay the Executive such Base Salary as shall have accrued through the effective date of such termination, accrued but unused vacation, amounts or awards earned and vested under the terms of any stock or incentive compensation program of the Company, any other vested and accrued benefits under a benefit program of the Company, the amount of any expense reimbursements for expenses incurred prior to the effective date of such termination, provided that the Executive shall have submitted all reimbursement requests within ten (10) business days of the effective date of such termination, and any other amounts to which the Executive is entitled under applicable law. Neither the Company nor any of its Subsidiaries shall have any further obligations to the Executive. (c) Termination by Company Without Cause. (i) In the event of the termination of this Agreement by the Company prior to the last day of the Term for any reason other than a termination in accordance with the provisions of Section 5(e) (Termination for Cause), then notwithstanding any mitigation of damages by the Executive, the Company shall pay the Executive a sum equal to one (1) times the Executive’s Annual Compensation. In addition, in the event Executive elects continuation coverage (including continuation coverage for Executive’s spouse and dependents who are qualified beneficiaries) under the health insurance programs maintained by the Company pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) the Company shall reimburse the Executive an amount equal to the premiums paid by the Executive up to a period of twelve (12) months; provided, however, that the continued payment of these amounts by the Company shall not offset or diminish any compensation or benefits accrued as of

5 the date of termination, except as may be required pursuant to Section 5(h)(iii) of this Agreement. The term “Annual Compensation” shall mean the Executive’s then current Base Salary and the average of Executive’s performance bonus for the most recently completed two annual performance periods. (ii) Payment to the Executive will be made on a monthly basis over the twelve (12) month period immediately following the Executive’s termination of employment, provided however in the event of a Change of Control as defined in Section 5(h)(ii) of this Agreement, the Company shall make any payments that remain to be paid to Executive in a single lump sum payment within thirty (30) days following the date of the Change of Control. Payment of the amounts due under Section 5(c)(i) shall not be reduced in the event the Executive obtains other employment following the termination of employment by the Company. In no event shall any severance installments be made after the last day of the second calendar year following the year in which the Executive’s employment terminates (the “Separation Pay Period”). The amount of severance payable in monthly installments shall not exceed the amount eligible for exemption as separation pay under Treas. Reg. § 1.409A-1(b)(9) (the “Separation Pay Limit”). To the extent Executive is entitled to severance payments after the Separation Pay Period or in excess of the Separation Pay Amount, the Company shall pay Executive such amount on or before March 15, but no earlier than January 1, of the calendar year following the year in which Executive’s employment terminates. (iii) If the Company is not in compliance with its minimum capital requirements or if the payments required under Section 5(c)(i) above would cause the Company’s capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Company is in capital compliance. (iv) In addition to the amounts payable to Executive under this Section 5(c), the Company shall pay the Executive such Base Salary as shall have accrued through the effective date of such termination, accrued but unused vacation, amounts or awards earned and vested under the terms of any stock or incentive compensation program of the Company, any other vested and accrued benefits under a benefit program of the Company, the amount of any expense reimbursements for expenses incurred prior to the effective date of such termination, provided that the Executive shall have submitted all reimbursement requests within ten (10) business days of the effective date of such termination, and any other amounts to which the Executive is entitled under applicable law. Apart from the obligations of this Section 5(c), neither the Company nor any of its Subsidiaries shall have any further obligations to the Executive. (d) Constructive Discharge. If at any time during the Term of this Agreement, except in instances where the Company has valid grounds to terminate the Executive’s employment pursuant to Section 5(e) (Termination for Cause), the Executive is Constructively Discharged (as hereinafter defined), then the Executive shall have the right to terminate his services hereunder, effective as of thirty (30) days after the date of such notice. In such event, the Executive shall be entitled to the payments and benefits provided to the Executive as if such termination of his employment were pursuant to Section 5(c) (Termination by Company without Cause).

6 For purposes of this Agreement, the Executive shall be “Constructively Discharged” upon the occurrence, without the Executive’s express written consent, of any of the following events, provided that the Executive gives at least thirty (30) days prior written notice of Executive’s termination: (i) a material reduction in the Executive’s then current Base Salary; (ii) any change in the Executive’s duties and responsibilities that is inconsistent in any adverse respect with the Executive’s position(s), duties or responsibilities, or an adverse change in the Executive’s place in the organization chart or in the seniority of the individual (or Board, where applicable) to whom the Executive shall report; (iii) a material and adverse change in the Executive’s titles or offices (including, if applicable, membership on the board of directors of the Company or the Bank); (iv) requiring the Executive to be based more than fifty (50) miles from the location of the Executive’s place of employment as of the Effective Date, except for normal business travel in connection with the Executive’s duties; or (v) a material breach of this Agreement by the Company. Upon the occurrence of any event referenced in (i) through (v) above, Executive shall, within forty-five (45) days of such occurrence, provide the Company notice of the existence of the condition. Upon receiving notice, the Company shall have no more than thirty (30) days to remedy the condition. In no event will Executive’s termination of employment be deemed a Constructive Discharge if such termination occurs more than twelve (12) months from the date of the initial existence of the event described in subsections (i) through (v) with respect to which Executive is terminating employment. The Executive’s right to terminate employment due to a Constructive Discharge shall not be affected by incapacities due to mental or physical illness and the Executive’s continued employment or lack of notice hereunder shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting a Constructive Discharge. (e) Termination for Cause. This Agreement may be terminated for Cause as hereinafter defined. “Cause” shall mean: (i) the Executive’s death; (ii) the Executive’s Permanent Disability, which shall mean the Executive’s inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months, with the determination of the Executive’s Permanent Disability to be determined by a physician chosen by two other physicians, each of which is selected by the Company and the Executive, respectively; (iii) the willful and continued failure by the Executive to perform substantially the Executive’s duties (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure subsequent to the delivery to the

7 Executive of a notice of intent to terminate the Executive’s employment without Cause or subsequent to the Executive’s delivery of a notice of the Executive’s intent to terminate employment for Constructive Discharge), and such willful and continued failure continues after a demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Executive has not substantially performed the Executive’s duties; (iv) the Executive is removed from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act, as amended (“FDIA”), as further described in Sections 5(i)(i) of this Agreement, or any other applicable state or federal law; or (v) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the business or reputation of the Company. (vi) For purposes of determining whether “Cause” exists, no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given by the President and Chief Executive Officer of the Company, based upon the advice of counsel for the Company or upon the instructions to the Executive by a more senior officer shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by a majority of the entire Board (excluding the Executive if the Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (ii), (iii), (iv) or (v) has occurred and specifying the particulars thereof in detail. The Company must notify the Executive of any event constituting Cause within ninety (90) days following its knowledge of its existence or such event shall not constitute Cause under this Agreement. (vii) Upon a termination of the Executive’s employment with the Company for Cause, the Executive shall be entitled to receive from the Company only such Base Salary as shall have accrued through the effective date of such termination, the amount of any expense reimbursements for expenses incurred prior to the effective date of such termination, provided that the Executive shall have submitted all reimbursement requests within ten (10) business days of the effective date of such termination, and any other amounts to which the Executive is entitled under applicable law. Neither the Company nor any of its Subsidiaries shall have any further obligations to the Executive. (f) Payments Upon Death. In the event payments are due and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as the Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive. (g) Payments Prior to Permanent Disability. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period

8 during the Term of this Agreement and prior to the establishment of the Executive’s Permanent Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive’s Permanent Disability, the Executive shall be entitled to return to his positions with the Company as set forth in this Agreement in which event no Permanent Disability of the Executive will be deemed to have occurred. (h) Termination Upon Change of Control. (i) In the event of a Change of Control (as defined below) of the Company and the termination of the Executive’s employment under either A, B or C below, subject to Section 5(h)(iii) below, the Executive shall be entitled to receive in lieu of any other payments provided for in this Agreement a lump sum payment equal to two (2) times the Executive’s Annual Compensation as defined in Section 5(c) (Termination by Company without Cause) which shall be paid to the Executive within thirty (30) days following such termination of employment, and the continuation of benefits as provided in Section 5(c). Either of the following shall constitute termination of the Executive’s employment within the meaning of this Section 5(h): (A) The Executive voluntarily terminates his employment within the six (6) month period immediately following the Change of Control due to Constructive Discharge. (B) This Agreement and the Executive’s employment is terminated by the Company for reasons other than Cause following the Company’s entering into an agreement, which if effectuated, would result in a Change of Control and prior to the occurrence of the Change of Control. (C) This Agreement and the Executive’s employment is terminated by the Company or its successor within the twelve (12) month period immediately following the Change of Control, for reasons other than Cause. (ii) For purposes of this Section, the term “Change of Control” shall mean the following: (A) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company; or (B) Consummation of: (1) a merger or consolidation to which the Company is a party if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty- seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Company’s voting securities outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or

9 an agreement for the sale or other disposition of all or substantially all of the assets of the Company or the Bank. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition. Notwithstanding the definition of “Change of Control" set forth above, to the extent that any payments under this Agreement are deemed to be deferred compensation as such term is defined by Section 409A of the Internal Revenue Code of 1986 (the “Code”), a Change of Control shall not have occurred unless the event constitutes a “change in control event” as such term is defined by Section 409A of the Code and the regulations promulgated thereunder. (iii) It is the intention of the Company and the Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Code. It is agreed that the present value of and payments to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the Change of Control of the Company, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar ($1.00) less than the maximum amount which the Company may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within ninety (90) days following the earlier of (A) the giving of the notice of termination or (B) the giving of notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Company, at the Company's expense, shall obtain the opinion of such legal counsel and certified public accountants as the Executive may choose (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for the Company), which opinions need not be unqualified, which sets forth (I) the amount of the Base Period Income of the Executive, (II) the present value of Total Payments and (III) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Company within sixty (60) days of the Executive’s receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this subparagraph, including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that (y) the compensation and benefits provided for in Section 3 hereof and (z) any other compensation earned by the Executive pursuant to the Company's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by the Change of Control; provided, however, that in the event such legal counsel so requests in

10 connection with the opinion required by this subparagraph, the Executive and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect. (i) Regulatory Suspension and Termination. (i) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Company’s affairs by a notice served under Section 8(e)(3) (12 U.S.C. § 1818(e)(3)) or 8(g) (12 U.S.C. § 1818(g)) of the FDIA, the Company’s obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company shall except to the extent prohibited by the Company’s regulatory agencies, (A) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (B) reinstate any of the obligations which were suspended. (ii) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under Section 8(e) (12 U.S.C. § 1818(e)) or 8(g) (12 U.S.C. § 1818(g)) of the FDIA, all obligations of the Company under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected. (iii) If the Company is in default as defined in Section 3(x) (12 U.S.C. § 1813(x)(1)) of the FDIA, all obligations of the Company under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties. (iv) All obligations of the Company under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the “FDIC”), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) (12 U.S.C. § 1823(c)) of the FDIA, or when the Company is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action. Section 6. Non-Competition Covenant. (a) Restrictive Covenant. The Company and the Executive have jointly reviewed the customer lists and operations of the Company and its Subsidiaries and have agreed that the primary service area of the Company's and its Subsidiaries’ operations relating to Executive’s job functions extends to an area within twenty five (25) miles of the Company’s main office or an existing office of the Bank (the “Restrictive Area”). Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Section 3, the Executive hereby agrees that, except with the express prior written consent of the Company, for a period of twelve (12) months (or, in the case of conduct described in

11 subsections (ii) and (iii) below, twenty-four (24) months) after the termination of the Executive's employment for any reason, whether such termination of employment occurs during the Term of this Agreement or following the Term (the “Restrictive Period”): (i) The Executive will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation or control of, be employed by, associated with, or in any manner connected with, lend the Executive’s name or any similar name to, lend the Executive’s credit to, or render services or advice to, any person, firm, partnership, corporation or trust which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a “Financial Institution”) within the Restrictive Area; provided however, that the ownership by the Executive of shares of the capital stock which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution, shall not violate any terms of this Agreement.. (ii) The Executive will not, directly or indirectly, either for himself, or any other Financial Institution: (A) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries; (B) in any way interfere with the relationship between the Company or its Subsidiaries and any employee of the Company or its Subsidiaries; (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of the Company or its Subsidiaries; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or its Subsidiaries. (iii) The Executive will not, directly or indirectly, either for himself, or any other Financial Institution, solicit the business of any person or entity known to the Executive to be a customer of the Company or its Subsidiaries, whether or not such Executive had personal contact with such person or entity, with respect to products or activities which compete in whole or in part with the products or activities of the Company or its Subsidiaries. (iv) The Executive will not, directly or indirectly, serve as the agent, broker or representative of, or otherwise assist, any person or entity in obtaining services or products from any Financial Institution within the Restrictive Area. (v) The Executive expressly agrees that the covenants contained in this Section 6(a) are reasonable with respect to their duration, geographical area, and scope. (b) Violation of Restrictive Covenant. If the Executive violates the restrictions contained in Section 6(a) and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Period. Accordingly, the Restrictive Period shall be deemed to have the duration specified in Section 6(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the restrictions contained in Section 6(a) by the

12 Executive. In the event that a successor assumes and agrees to perform this Agreement, the restrictions contained in Section 6(a) shall continue to apply only to the Restrictive Area as it existed immediately before such assumption and shall not apply to any of the successor's other offices. (c) Remedies for Breach of Restrictive Covenant. The Executive acknowledges that the restrictions contained in Section 4 and Section 6(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Company, that any violation of these restrictions would cause substantial injury to the Company and such interests, that the Company would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Company to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Company, in addition to and not in limitation of, any other rights, remedies or damages available to the Company under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be. In the event of a violation of the restrictions in Section 4 and Section 6(a) of this Agreement, the Company shall have the right to cease making any payments, or providing benefits, otherwise required hereunder. Section 7. Intercorporate Transfers. If the Executive shall be voluntarily transferred to a Subsidiary of the Company, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Company as of the date of such transfer, provided however, that this Section 7 shall not modify the Company’s obligations under Section 2, Section 3 and Section 5 hereof. Section 8. Interest in Assets. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Company, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive. Section 9. Indemnification. The Company shall provide the Executive (including his heirs, personal representatives, executors and administrators) for the Term of this Agreement with coverage under a standard directors’ and officers’ liability insurance policy at its expense. In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), other than any Proceeding initiated by the Executive or the Company related to any contest or dispute between the Executive and the Company or any of its affiliates with respect to this Agreement or the Executive's employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, the Executive shall be

13 indemnified and held harmless by the Company to the maximum extent permitted under applicable law, including Delaware law, and the Company's bylaws from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys' fees). Section 10. General Provisions. (a) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs, legatees and personal representatives, the Company and its successors and assigns, and any successor or assign of the Company shall be deemed the “Company” hereunder. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. (b) Entire Agreement; Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral, and without limiting the foregoing (specifically including, but not limited to, any Prior Agreement), the Executive hereby agrees and acknowledges that this Agreement supersedes, and he shall have no rights to payments or otherwise under, any Prior Agreement. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Company; provided, however, that the Company may unilaterally modify the Agreement to comply with applicable law, including, but not limited to, Code Section 409A, while maintaining the spirit and intent of the Agreement. (c) Survival. The provisions of Section 4, Section 6, Section 9 and Section 10 shall survive the expiration or termination of this Agreement, and where applicable, for the period set forth in such section. (d) Enforcement and Governing Law. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the conflict of law provisions of any jurisdiction. (e) Arbitration. Any dispute or controversy arising under or in connection with this Agreement (with the exception of the remedies set forth in Section 6(c)) shall be settled exclusively by arbitration, conducted before a single arbitrator sitting in Chicago, Illinois, in accordance with the employment rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

14 (f) Legal Fees. All reasonable legal fees paid or incurred by either party pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the opposing party if the party is successful on the merits pursuant to a legal judgment, arbitration or settlement. (g) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time. (h) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Company, addressed to the principal headquarters of the Company, attention: Chairman of the Board; or, if to the Executive, to the address set forth below the Executive’s signature on this Agreement, or to such other address as the party to be notified shall have given to the other. Section 11. Internal Revenue Code Section 409A. (a) General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder to the extent applicable (collectively “Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short- term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments of obligations considered to be payments under a nonqualified deferred compensation plan pursuant to Section 409A and which are to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. (b) Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and the Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date or, if earlier, on the Executive's death (the "Specified Employee Payment Date") . The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

15 (c) Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit. [Remainder of Page Intentionally Left Blank]

16 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. CENTRUE FINANCIAL CORPORATION JOHN CHRISTY By: /s/ Kurt R. Stevenson /s/ John E. Christy Its: President and Chief Executive Officer John E. Christy 122 W. Madison Street Ottawa, Illinois 61350